SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       December 7, 1999

                        ACETO CORPORATION
              (Exact name of registrant as specified in charter)

New York                      0-4217                  11-1720520
(State or other        (Commission File Number)      IRS Employer
jurisdiction or                                    Identification No.)
incorporation)

One Hollow Lane, Lake Success, New York                     11042
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:   (516) 627-6000

On December 7, 1999, Aceto Corporation (the "Company") received a letter dated December 6, 1999, from Mr. Stephen M. Goldstein ("Goldstein"), wherein Goldstein resigned as a director of the Company, effective December 15, 1999.

Goldstein's letter of resignation did not describe or refer to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

A copy of Goldstein's letter of resignation is attached hereto as Exhibit
17(b).

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

                                   EXHIBITS

      Exhibit 17(b) Letter of resignation, of Stephen M. Goldstein, dated December 6, 1999.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                ACETO CORPORATION
                                                (Registrant)


Dated:      December 10, 1999       BY:  /s/ Leonard Schwartz, Chairman
                                          of the Board of Directors


Exhibit 17(b)

                        2 Orchard Street
                        Port Washington, NY 11050



December 6, 1999


Mr. Leonard S. Schwartz
Chairman and CEO
Aceto Corporation
One Hollow Lane
Lake Success, NY 11042-1215

Dear Len:

For nearly seven years, I have been a director of Aceto Corporation. I consider it an honor and privilege to be on Aceto's board.

However, I have made a decision to resign from the board effective December 15, 1999. My rationale is based on my medical considerations, which did not exist when I first joined the board in 1993.

I wish you, the board of directors and the company continued success.

Yours respectfully,



/s/ Stephen M. Goldstein

Copies/
Richard Amitrano
Anthony Baldi
Thomas L. Brunner
Samuel I. Hendler
Donald Horowitz
Robert A. Wiesen